UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 27, 2010

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  949-885-9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

TEAM Nation Holdings Corporation has entered into a material agreement for settlement of a lawsuit and counter claims with Professional Business Bank (“PBB”). The agreement reached between the parties will result in dismissal of the court claims made against PBB, counterclaims made by PBB against TEAM and dismissal of the arbitration process between the parties. A copy of the settlement agreement is attached as exhibit 10.1 to this current report on Form 8-K. The lawsuit began as a set of claims made against PBB, by TEAM for negligence per se, breach of fiduciary duty, breach of implied covenant of good faith and dealing, negligent interference with respect to business advantage, intentional interference with respect to business advantage, slander per se, public disclosure of private facts, violation of Business and Professional Code, and for declaratory relief. The case was filed in Orange County California Superior Court under Case No. 30-2008-00111650 on September 8, 2008. On or about October 2, 2009, PBB made counterclaims in a demand for Arbitration for Breach of Contract, Breach of Guaranty Agreements, Fraudulent Transfer and Fraudulent Obligation was made by PBB against TEAM and related parties.

Under the agreement, TEAM will realize a net reduction of $1,031,842.00 from its payables, while entering into the settlement agreement. In the settlement, four officers and directors of TEAM agreed to surrender certain Certificates of Deposit held at PBB in the interest of TEAM that will be paid immediately upon performance of the actions under the Settlement Agreement. PBB agrees to provide financing that supersedes prior financing between the Parties, in an amount to be $2.75 million dollars at a 5% interest rate with monthly payments of $20,000 per month, increasing by $5,000 per annum with a five year balloon payment due. This refinancing under the agreement will repay two notes, of $2,381,494.43 and $999,797.01. Personal Guaranties were executed by Dennis R. Duffy, Daniel Duffy, Janis Okerlund and Norman Francis for purposes of securing the settlement on behalf and for the benefit of TEAM.. A stipulated judgment of $3,215,062.37 in favor of PBB shall be filed if any default occurs. Neither TEAM nor PBB made any concessions regarding the merits of the separate parties’ claims and counterclaims in the settlement agreement.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement and General Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	TEAM NATION HOLDINGS CORPORATION

	By:	/s/ DENNIS R. DUFFY
DENNIS R. DUFFY
Chief Executive Officer